Exhibit 10.2

Execution Version

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

AND

PARTIAL RELEASE OF COLLATERAL

February 18, 2010

Reference is made to that certain Amended and Restated Credit Agreement (as the same has been, and may hereafter be, amended, restated and supplemented from time to time, the “Credit Agreement”) dated as of May 30, 2008, among Heartland Payment Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Borrower is party to that certain Mortgage and Security Agreement dated November 12, 2009, pursuant to which the Borrower granted a security interest on the Service Center to the Administrative Agent for the benefit of the Lenders;

WHEREAS, the Borrower desires to enter into a Bridge Loan Agreement with KeyBank National Association (“KeyBank”) and Heartland Bank (together with their respective successors and assigns, the “Service Center Facility Lenders”) pursuant to which (i) the Service Center Facility Lenders will make loans to the Borrower in an aggregate principal amount of not less than $28,000,000 and (ii) the Borrower will grant to KeyBank, as administrative agent for the Service Center Facility Lenders (in such capacity and together with its successors, the “Bridge Agent”) a first priority security interest in the Service Center (the “Service Center Financing”, and any and all documents related to the Service Center Financing, the “Service Center Financing Documents”);

WHEREAS, the Borrower has requested that upon the closing of the Service Center Financing, the Lenders release and terminate the Service Center Mortgage;

WHEREAS, the Lenders party hereto are willing to release and terminate the Service Center Mortgage on the terms and conditions set forth herein; and

WHEREAS, the Borrower has requested that the Lenders, the Administrative Agent, the Swingline Lender and the Issuing Bank amend certain provisions of the Credit Agreement, and such parties are willing to so amend such provisions on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendments to Section 1.01.

(a) The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Material Indebtedness” means (a) Indebtedness under the Service Center Loan Agreement or (b) other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Required Lenders” means, at any time, any two or more Lenders holding more than 50% of the sum of (i) the Total Revolving Credit Exposure and unused Revolving Credit Commitments at such time (with each Revolving Credit Lender’s LC Exposure and Swingline Exposure being deemed “held” by such Revolving Credit Lender for purposes of this definition) plus (ii) the aggregate outstanding principal amount of the Term Loans (or, if the Term Loans shall not yet have been made, the Total Term Commitment) at such time.

“Required Revolving Credit Lenders” means, at any time, any two or more Revolving Credit Lenders holding more than 50% of the Total Revolving Credit Exposure and unused Revolving Credit Commitments at such time (with each Revolving Credit Lender’s LC Exposure and Swingline Exposure being deemed “held” by such Revolving Credit Lender for purposes of this definition).

“Service Center Indebtedness” means Indebtedness under the Service Center Loan Agreement and other Indebtedness of the Borrower from time to time secured by the Service Center on terms and conditions and pursuant to documentation that would not reasonably be expected to have a Material Adverse Effect; provided that the aggregate principal amount of Indebtedness with respect thereto shall not exceed $45,000,000 at any time outstanding.

(b) Section 1.01 of the Credit Agreement is hereby amended to add the following definition in appropriate alphabetical order:

“Service Center Loan Agreement” means that certain Bridge Loan Agreement dated February 18, 2010 by and among the Borrower, the lenders from time to time party thereto and KeyBank National Association, as the Administrative Agent, as amended, supplemented and replaced from time to time in accordance with the terms of the Credit Agreement, including, but not limited to, Section 6.06(b)(iii) hereof.

SECTION 2. Amendments to Article V.

(a) Article V of the Credit Agreement is hereby amended by adding a new Section 5.12 at the end thereof to read in its entirety as follows:

“SECTION 5.12. Notice of Certain Events. The Borrower will furnish to the Administrative Agent and each Lender written notice of any Default or Event of Default (as defined in the Service Center Loan Agreement) under the Service Center Financing promptly upon the Borrower obtaining knowledge thereof.”

SECTION 3. Amendments to Article VI.

(a) Clause (ii) of Section 6.02(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) except in the case the Service Center Indebtedness and Liens securing it, such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement; ”

(b) Clause (ii) of Section 6.06(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof, and mandatory prepayments required under the Service Center Loan Agreement; ”

(c) Section 6.06(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) refinancings of Indebtedness to the extent permitted by Section 6.01; provided that, with respect to any refinancing of Indebtedness under the Service Center Loan Agreement, the terms and conditions of such refinancing shall be acceptable to the Required Lenders. If the terms and conditions of any such refinancing are no less favorable to the Lenders than the terms and conditions contained in the Service Center Loan Agreement as in effect on the Effective Date (as defined in the Service Center Loan Agreement), the consent of the Required Lenders thereto shall not be unreasonably withheld; ”

(d) Clause (iv) of Section 6.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by (A) any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (B) the Service Center Loan Agreement; ”

(e) Article VI of the Credit Agreement is hereby amended by adding a new Section 6.13 at the end thereof to read in its entirety as follows:

“SECTION 6.13. Limitation on Debt Modifications. Neither the Borrower nor any Subsidiary shall enter into any amendment, waiver or other modification of any document evidencing or otherwise governing the Service Center Indebtedness without the prior written consent of the Required Lenders (a) if the effect of such modification or amendment is to increase the interest rate on or the principal amount of the Service Center Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate or make less onerous any such event or default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, or change any collateral therefor (other than to release such collateral), or (b) if the effect of such modification or amendment, together with all other modifications or amendments made, is to increase in any material respect the obligations of the Borrower thereunder or to confer any material additional rights on the holders of the Service Center Indebtedness (or an agent, trustee or other representative on their behalf).”

SECTION 4. Amendments to Article VII.

(a) Section 7.01(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) and (ii) actual knowledge thereof by the President, Vice President or a Financial Officer of the Borrower;”

(b) Section 7.01(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(g) (i) an “Event of Default”, as defined in the Service Center Loan Agreement, shall occur or (ii) any event or condition occurs that results in any other Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any other Material Indebtedness or any trustee or agent on its or their behalf to cause any other Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (whether or not such event or condition results in acceleration); provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.”

SECTION 5. Partial Release of Collateral.

Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Administrative Agent and the undersigned Lenders hereby agree that, upon consummation of the Service Center Financing, the Service Center Mortgage shall be released and terminated and of no further force and effect, and the Administrative Agent and the undersigned Lenders further agree to execute such termination statements, lien releases or any other documents relating to such release of the Service Center Mortgage and to take any other reasonable action necessary to effect the foregoing as the Borrower may reasonably request, in each case at the expense of the Borrower; provided, however, that notwithstanding anything to the contrary contained herein or in any Loan Document, (i) the Service Center Financing shall be consummated during the Effective Period, in accordance with the terms of the Service Center Loan Agreement (with such changes thereto as may be acceptable to the Administrative Agent), (ii) the Administrative Agent shall have received a copy of the Service Center Loan Agreement, in form and substance satisfactory to the Administrative Agent and (iii) in no event shall the release contained in this Section 5 be deemed a release of any Collateral (as defined in the Credit Agreement) other than the Collateral described on Attachment 1 hereto, it being understood that the release and termination of the Service Center Mortgage is a partial release of the Collateral only, and nothing herein shall release or in any manner discharge, affect or impair the Obligations or any of the other Collateral including any Collateral covered by any other Loan Document. The Borrower hereby represents and warrants, and in reliance thereon, the Administrative Agent and the undersigned Lenders hereby agree, that, upon consummation of the Service Center Financing, all amounts owed by the Borrower pursuant to the Service Center Financing shall be Service Center Indebtedness. For the purposes of this Section 5, the term “Effective Period” shall mean the period beginning on the Effective Date (as hereinafter defined) and ending on the day ninety (90) days from the Effective Date.

SECTION 6. Representations and Warranties.

To induce the undersigned Lenders to enter into this Amendment, each Loan Party hereby represents and warrants that at the time of and immediately after the occurrence of the Effective Date:

(a) the representations and warranties of such Loan Party contained in each Loan Document are true and correct on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(b) no Default has occurred and is continuing.

(c) this Amendment constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.

SECTION 7. Effectiveness.

This Amendment shall become effective (the “Effective Date”) when, and only when, the Administrative Agent shall have received the following:

(a) counterparts of this Amendment duly executed and delivered by (i) the Borrower, (ii) the Guarantors, (iii) the Required Lenders and (iv) the Administrative Agent; and

(b) evidence satisfactory to it of the execution and delivery (which execution and delivery may be contemporaneous with the satisfaction of the conditions under this Section) of that certain Commitment Increase Agreement dated as of the date hereof among the Borrower, the Administrative Agent and KeyBank National Association.

SECTION 8. Effect of Amendment.

From and after the effectiveness of this Amendment, each reference to “hereof’, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 9. Confirmation of Loan Documents.

The terms, provisions, conditions and covenants of the Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly set forth in this Amendment, operate as a waiver of, consent to or amendment of any term, provision, condition or covenant thereof. Without limiting the generality of the foregoing, nothing contained herein shall be deemed (a) except as expressly set forth herein, to constitute a waiver of compliance or consent to noncompliance by the Borrower or any Subsidiary with respect to any term, provision, condition or covenant of the Credit Agreement or any other Loan Document; (b) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document; or (c) except as expressly set forth herein, to constitute a waiver of compliance or consent to noncompliance by the Borrower or any Subsidiary with respect to the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents made the subject hereof. The Borrower represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder.

SECTION 10. Ratification of Guaranty.

Each Guarantor hereby ratifies and confirms its Guaranty and each Guarantor hereby represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder. Furthermore, each Guarantor agrees that nothing contained in this Amendment shall adversely affect any right or remedy of the Administrative Agent or the Lenders under its respective Guaranty. Each Guarantor agrees that all references in such Guaranty to either the “Guaranteed Obligations” or the “Guarantied Obligations”, as applicable, shall include, without limitation, all of the obligations of the Borrower to the Administrative Agent and the Lenders under the Credit Agreement, as amended by this Amendment. Finally, each Guarantor hereby represents and warrants that the execution and delivery of this Amendment and the other Loan Documents executed in connection herewith shall in no way change or modify its obligations as a guarantor, debtor, pledgor, assignor, obligor and/or grantor under its respective Guaranty and shall not constitute a waiver by the Administrative Agent or the Lenders of any of their rights against such Guarantor.

SECTION 11. Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 12. Fees and Expenses.

The Borrower agrees to pay on demand all reasonable out-of-pocket costs and reasonable expenses of the Administrative Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and the other documents prepared in connection herewith, including, without limitation, the reasonable and invoiced fees and out-of-pocket expenses of external counsel for the Administrative Agent.

SECTION 13. Counterparts.

This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment. Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.

SECTION 14. Headings.

Section and subsection headings in this Amendment are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.

SECTION 15. FINAL AGREEMENT.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

HEARTLAND PAYMENT SYSTEMS, INC., a Delaware corporation, as Borrower

By:	/s/ Robert H.B. Baldwin, Jr.
Name:	Robert H.B. Baldwin, Jr.
Title:	President and Chief Financial Officer

Signature Page to Amendment No. 2 and Partial Release of Collateral

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ John A. Horst
Name:	John A. Horst
Title:	Vice President

Signature Page to Amendment No. 2 and Partial Release of Collateral

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas A. Crandell
Name:	Thomas A. Crandell
Title:	Senior Vice President

Signature Page to Amendment No. 2 and Partial Release of Collateral

SUNTRUST BANK, as a Lender

By:	/s/ Brian S. Dowhower
Name:	Brian S. Dowhower
Title:	Managing Director

Signature Page to Amendment No. 2 and Partial Release of Collateral

Each of the undersigned, as Guarantors, hereby (a) acknowledges this Amendment, and (b) makes the representations, warranties, confirmations and agreements set forth in Sections 6, 9 and 10 of this Amendment.

THE HEARTLAND PAYROLL COMPANY, L.L.C.

By:	/s/ Steven B. Gamary
Name:	Steven B. Gamary
Title:	Chief Financial Officer

DEBITEK, INC.

By:	/s/ Ron Farmer
Name:	Ron Farmer
Title:	President

HEARTLAND ACQUISITION, LLC

By:	/s/ Robert H.B. Baldwin, Jr.
Name:	Robert H.B. Baldwin, Jr.
Title:	President and Chief Financial Officer

Signature Page to Amendment No. 2 and Partial Release of Collateral

Attachment 1

Collateral

(a) Land.    All of the Borrower’s right, title, interest, privileges and options pertaining to the property described on Exhibit A hereto (such right, title, interest, privilege and options in such property are referred to herein as the “Land”);

(b) Improvements.    All right, title and interest of the Borrower in the buildings, structures, improvements, additions, enlargements, extensions, modifications, repairs and replacements thereto, in each case as now or hereafter erected or located on the Land (collectively, the “Improvements”);

(c) Easements.    All right, title and interest of the Borrower in all easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of the Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(d) Fixtures and Equipment.    All “fixtures” (as defined in Article 9 of the Uniform Commercial Code, as adopted and in effect in the state in which the Land is located (the “Uniform Commercial Code”)) and all “equipment” (as defined in Article 9 of the Uniform Commercial Code) now owned, or the ownership of which is hereafter acquired, by the Borrower and which are used solely in connection with the ownership or occupation of the Land and the Improvements and not in connection with the operation of the business of the Borrower, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Land or the Improvements, construction equipment, appliances, machinery, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, brackets, electrical signs, conveyors, cabinets, lockers, shelving, and spotlighting equipment, fittings, engines, motors, devices for the operation of pumps, pipes, plumbing systems and equipment, cleaning systems and equipment, call and sprinkler systems and equipment, fire extinguishing systems and equipment, heating and ventilating systems and equipment, laundry facilities and equipment, incinerators, electrical systems and equipment, air conditioning and air cooling systems and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators, stoves and ranges, recreational equipment and facilities of all kinds, elevators, escalators, all equipment installed or used in the operation of the day care facility, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of the Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply systems and equipment, and any other property of a similar nature to any of the foregoing property, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures and Equipment”);

(e) Leases and Rents.    All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any of the Land or the Improvements, and every modification, amendment or other agreement relating to such lease, sublease, subsublease and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto (collectively, the “Leases”), whether before or after the filing by or against the Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) and all right, title and interest of the Borrower, its successors and assigns therein and thereunder, including, without limitation, letters of credit, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, accounts receivable, cash, issues, profits, gross revenues, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of the Borrower from any and all sources arising from or attributable solely to the ownership or occupation of the Land, the Improvements, or the Fixtures and Equipment and not arising from or attributable to the business of the Borrower (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Secured Obligations;

(f) Condemnation Awards.    All right, title and interest of the Borrower in and to all claims, entitlements, judgments, damages, awards, settlements, compensation and payments, including interest thereon, which may heretofore and hereafter be made with respect to the Land, the Improvements, or the Fixtures and Equipment or any portion thereof (including interest thereon) heretofore or hereafter accruing or made to or for the benefit of the present and all subsequent owners of the Land, the Improvements or the Fixtures and Equipment, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade of streets, or for any other injury to or decrease in the value of the Land, the Improvements or the Fixtures and Equipment;

(g) Insurance Proceeds.    All right, title and interest of the Borrower in and to unearned premiums, accrued, accruing or to accrue under casualty insurance policies now or hereafter obtained by the Borrower and covering any of the Land, the Improvements or the Fixtures and Equipment, including the proceeds of the conversion, voluntary or involuntary, of any of the foregoing property into cash or other liquidated claims, including proceeds of hazard, title and other insurance covering the foregoing property or any portion thereof, including, without limitation, the right to receive and apply the proceeds of any such insurance, judgments, or settlements made in lieu thereof, for damage to such property;

(h) Tax Certiorari.    All right, title and interest of the Borrower in and to all refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Land, Improvements or the Fixtures and Equipment as a result of tax certiorari or any applications or proceedings for reduction;

(i) Permits and Agreements.    To the extent assignable, all right, title and interest of the Borrower in and to all agreements, contracts, certificates, franchises, permits, licenses, plans, specifications and similar documents including, without limitation, “contract rights” and “general intangibles,” as such terms are defined in Article 9 of the Uniform Commercial Code, now or hereafter entered into, and all rights therein and thereto, now owned, or the ownership of which is hereafter acquired, by the Borrower and which are used solely in connection with the ownership or occupation of the Land, the Improvements or the Fixtures and Equipment and not in connection with the operation of the business of the Borrower, and all right, title and interest of the Borrower therein and thereunder (collectively, the “Permits and Agreements”);

(j) Books and Records.    All right, title and interest of the Borrower in and to all books and records, including electronic records, relating solely to the ownership or occupation of the Land, the Improvements or the Fixtures and Equipment and not in connection with the operation of the business of the Borrower, and all books and record, including electronic records, relating solely to the Permits and Agreements; and

(k) Proceeds.    All proceeds, products or substitutions of or for any of the foregoing.

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

The following is a legal description prepared this 17th day of February, 2006, of real property being a part of Survey #14 of the Illinois Grant, Utica Township, Clark County, Indiana, being depicted in a survey by Paul Primavera & Associates, Job No. 05-10450, more particularly described as follows:

Commencing at the North corner of said Survey #14; thence along the Northwest line of said Survey #14 South 54° 35' 43" West 813.21 feet to the East corner of said Survey #23; thence continuing South 54° 35' 43" West 74.58 feet to the Southwesterly right-of-way line of Centennial Boulevard; thence along said right-of-way as follows: along a non-tangent curve to the right (said curve having a radius of 670.00 feet, a chord bearing South 49° 10' 33" East, and a chord length of 498.08 feet) a distance of 510.33 feet; thence South 27° 21' 20" East 94.18 feet; thence along a tangent curve to the right (said curve having a radius of 30.00 feet, a chord bearing South 18° 07' 00" West, and a chord length of 42.08 feet) a distance of 46.64 feet; thence South 63° 35' 21" West 39.50 feet; thence South 26° 24' 39" East 60.00 feet; thence North 63° 35' 21" East 40.49 feet; thence along a tangent curve to the right (said curve having a radius of 30.00 feet, a chord bearing South 71° 53' 00" East, and a chord length of 42.78 feet) a distance of 47.63 feet; thence South 27° 21' 20" East 97.54 feet; thence along a tangent curve to the right (said curve having a radius of 1970.00 feet, a chord bearing South 17° 29' 58" East, and a chord length of 674.44 feet) a distance of 677.78 feet to a Jacobi, Toombs, and Lanz pin and cap at the East corner of that property conveyed to WBW Real Estate, LLC, in Instrument #200521211 and the point of beginning; thence continuing on a curve to the right (said curve having a radius of 1970.00 feet, a chord bearing South 00° 19' 39" East, and a chord length of 501.68 feet) a distance of 503.05 feet to a #5 reinforcing bar with a yellow plastic cap stamped "Primavera & Assoc. #0049", hereinafter this type of monument is referred to as a capped reinforcing bar; thence along a tangent curve to the right (said curve having a radius of 30.00 feet, a chord bearing South 52° 26' 21" West, and a chord length of 42.43 feet) a distance of 47.13 feet to a capped reinforcing bar; thence North 82° 34' 10" West 39.99 feet to a capped reinforcing bar; thence South 07° 25' 50" West 60.00 feet to a capped reinforcing bar; thence South 82° 34' 10" East 38.61 feet to a capped reinforcing bar; thence along a tangent curve to the right (said curve having a radius of 30.00 feet, a chord bearing South 36° 26' 16" East, and a chord length of 41.61 feet) a distance of 45.98 feet; thence South 09° 41' 43" West 146.95 feet to a capped reinforcing bar; thence along a tangent curve to the left (said curve having a radius of 662.62 feet, a chord bearing South 11° 52' 04" East, and a chord length of 487.06 feet) a distance of 498.75 feet to a capped reinforcing bar; thence South 33° 25' 51" East 291.35

(continued on following page)

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

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feet to a capped reinforcing bar; thence leaving said right-of-way North 54° 52' 12" East 26.58 feet; thence South 35° 02' 26" East 291.42 feet; thence South 56° 38' 45" West 21.35 feet to a capped reinforcing bar; thence South 20° 29' 41" East 59.96 feet; thence South 32° 54' 41" East 268.85 feet; thence South 08° 04' 47" East 105.63 feet; thence South 23° 03' 58" West 84.57 feet; thence South 23° 04' 45" West 53.43 feet; thence South 22° 27' 07" West 54.46 feet; thence South 23° 32' 26" West 54.27 feet; thence South 25° 28' 29" West 10.26 feet; thence South 54° 27' 35" West 33.66 feet to a capped reinforcing bar; thence South 33° 20' 49" East 16.52 feet to that property conveyed to the State of Indiana in Deed Drawer 14, Instrument 7253; thence along the Northwest line of said property South 54° 04' 58" West 147.82 feet to a capped reinforcing bar on the northeasterly right-of-way of Port Road; thence along said right-of-way as follows: North 42° 51' 36" West 845.83 feet to a capped reinforcing bar; thence along a tangent curve to the right (said curve having a radius of 2774.96 feet, a chord bearing North 37° 45' 04" West, and a chord length of 494.28 feet) a distance of 494.93 feet to a capped reinforcing bar; thence North 19° 09' 47" West 391.19 feet to a capped reinforcing bar; thence North 32° 29' 21" West 302.03 feet to a capped reinforcing bar; thence North 25° 50' 08" West 328.61 feet to a capped reinforcing bar; thence along a tangent curve to the left (said curve having a radius of 1366.28 feet, a chord length of 37.33 feet) a distance of 37.33 feet to a Jacobi, Toombs, and Lanz pin and cap at the South corner of that property conveyed to WBW Real Estate, LLC, in Instrument #200521211; thence along the Southeast line of said property North 63° 21' 03" East 1111.71 feet to the point of beginning, containing 35.728 Acres, more or less.

Being a part of those properties conveyed to North Port Development Corporation in Deed Drawer 27, Instrument 8795, Deed Drawer 29, Instrument 17322, and Deed Drawer 29, Instrument 17323.